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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-189532 and 333-165408) of Arbor Realty Trust, Inc. and in the related Prospectuses of our reports dated February 14, 2014, with respect to the consolidated financial statements and schedule of Arbor Realty Trust, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Arbor Realty Trust, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

                      /s/ Ernst & Young LLP

New York, New York
February 14, 2014

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM